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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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bebe stores, inc.
(Name of Registrant as Specified in its Charter)

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400 Valley Drive
Brisbane, California 94005

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 19, 2002

Dear Shareholder:

        You are invited to attend the Annual Meeting of Shareholders of bebe stores, inc., a California corporation (the "Company"), which will be held on November 19, 2002, at 9:30 a.m. local time, at the Company's corporate offices located at 400 Valley Drive, Brisbane, California for the following purposes:

1.
To elect six directors of the Company to hold office for a one-year term and until their respective successors are elected and qualified.

2.
To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending June 30, 2003.

3.
To transact such other business as may come properly before the meeting.

        Shareholders of record at the close of business on October 17, 2002, are entitled to notice of, and to vote at, this meeting and any adjournments thereof.

By Order of the Board of Directors,
Manny Mashouf Chairman of the Board of Directors and Chief Executive Officer

Brisbane, California
October 25, 2002

400 Valley Drive
Brisbane, California 94005

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

        The accompanying proxy is solicited by the Board of Directors of bebe stores, inc., a California corporation ("bebe" or the "Company"), for use at the Annual Meeting of Shareholders to be held on November 19, 2002, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The date of this Proxy Statement is October 25, 2002, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to shareholders.

GENERAL INFORMATION

Annual Report

        Our annual report on Form 10-K for the fiscal year ended June 30, 2002, is enclosed with this Proxy Statement.

Voting Securities

        Only shareholders of record as of the close of business on October 17, 2002 will be entitled to vote at the meeting and any adjournment thereof. As of that date, we had 25,627,127 shares of Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting of Shareholders. Shareholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. Our bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

Solicitation of Proxies

        We will bear the cost of soliciting proxies. In addition to soliciting shareholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket expenses. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

Voting of Proxies

        All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposals. A shareholder giving a proxy has the power to revoke his, her or its proxy, at any time prior to the time it is voted, by delivering to our Legal Department, at our principal offices located at 400 Valley Drive, Brisbane, California 94005, a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Our Board of Directors currently consists of five directors. Management would like to increase the number of directors to six. Management's nominees for election at the Annual Meeting of Shareholders to the Board of Directors are listed below. Philip Schlein has informed us that he will not stand for re-election. As such, management has selected another nominee to fill his seat on the Board of Directors. If elected, the nominees will serve as directors until our Annual Meeting of Shareholders in 2003, and until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as management may designate.

Vote Required and Board of Directors' Recommendation

        If a quorum representing a majority of all outstanding shares of Common Stock is present and voting, either in person or by proxy, the six nominees for director receiving the highest number of votes will be elected. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have an effect on the outcome of the vote.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

Director-Nominees

        The table below sets forth our director-nominees to be elected at this meeting, and information concerning their age and background:

Name	Age	Position
Manny Mashouf	64	Chairman and Chief Executive Officer
Neda Mashouf	39	Vice Chairman and General Merchandising Manager of Design
Barbara Bass*	51	Director
Corrado Federico*	61	Director
Robert M. Jaffe	51	Director-Nominee
Daniel L. Wardlow	51	Director-Nominee

*
Member, Audit Committee and Compensation Committee

        Manny Mashouf founded bebe stores, inc. and has served as Chairman of the Board and Chief Executive Officer since our incorporation in 1976. Mr. Mashouf is the husband of Neda Mashouf, Vice Chairman of the Board and General Merchandising Manager of Design.

        Neda Mashouf has served as Vice Chairman of the Board since November 2001 and has been employed by us since 1984, most recently as General Merchandising Manager of Design. Ms. Mashouf is the wife of Manny Mashouf, Chairman of the Board and Chief Executive Officer.

        Barbara Bass has served as a Director since February 1997. Since 1993, Ms. Bass has served as the President of the Gerson Bakar Foundation. From 1989 to 1992, Ms. Bass served as President and Chief Executive Officer of the Emporium Weinstock Division of Carter Hawley Hale Stores, Inc., a department store chain. Ms. Bass also serves on the Board of Directors of Starbucks Corporation and DFS Group Limited.

        Corrado Federico has served as a Director since November 1996. Mr. Federico is President of Solaris Properties and has served as the President of Corado, Inc., a land development firm, since 1991. From 1986 to 1991, Mr. Federico held the position of President and Chief Executive Officer of Esprit de Corp, Inc., a wholesaler and retailer of junior and children's apparel, footwear and accessories ("Esprit"). Mr. Federico also serves on the Board of Directors of Hot Topic, Inc.

        Robert M. Jaffe is a Director-Nominee. Mr. Jaffe is a Co-Founder, and has served as President and Chief Executive Officer of Sorrento Associates, Inc., a venture capital firm, since 1985. He currently serves as Chairman of the Board of Keylime Software, Inc., a web analytics company, and A-Life Medical, Inc., a transcription and medical billing code company. From 1992 to 2002, Mr. Jaffe was Chairman of the Board of Hot Topic, Inc., a mall-based chain of retail stores that specializes in apparel, accessories, gifts, and music for teenagers. Mr. Jaffe was previously an investment banker with Merrill Lynch Capital Markets, Salomon Brothers and Goldman, Sachs & Company. Mr. Jaffe also serves on the Board of Directors of Laser Diagnostic Technologies, Inc., Perlan Therapeutics, Inc., Digirad, Inc., and IP Mobile Net, Inc.

        Daniel L. Wardlow is a Director-Nominee. Presently, Mr. Wardlow is Professor of Marketing at San Francisco State University, where he served as Department Chair from August 1995 to August 1998. From 1986 to 1990, Mr. Wardlow was a Graduate Teaching and Research Assistant in the Department of Marketing and Transportation Administration at Michigan State University. From 1987 to 1989, Mr. Wardlow was a founding partner in the music recording firm of The Imaginary Cassette Company. Mr. Wardlow was the owner and operator of two Baskin-Robbins franchise specialty ice cream shops from 1980 to 1987.

Board Meetings

        During the fiscal year ended June 30, 2002, the Board of Directors held six meetings. Each director serving on the Board of Directors in fiscal year 2002 attended at least 75% of such meetings of the Board of Directors and the Committees on which he or she serves.

        The Board of Directors does not have a Nominating Committee or a committee performing the functions of a Nominating Committee.

Audit Committee

        The members of the Audit Committee during fiscal 2002 were Barbara Bass, Corrado Federico and Philip Schlein. The functions of the Audit Committee include retaining our independent auditors, reviewing their independence, overseeing actions taken by our independent auditors, reviewing the results and scope of the audit and other services provided by our independent auditors, reviewing and evaluating our control functions and reviewing our investment policies. During the fiscal year ended June 30, 2002, the Audit Committee held three meetings.

        All members of the Audit Committee are "independent" in accordance with the National Association of Securities Dealers, Inc. ("NASD") Rules 4310(c)(26)(B)(i) and 4200(a)(15) that are currently applicable to us.

        For additional information concerning the Audit Committee, see "Report of the Audit Committee" and "Principal Accounting Firm Fees."

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee during fiscal 2002 were Barbara Bass, Corrado Federico and Philip Schlein. The Compensation Committee makes recommendations to the Board of Directors concerning certain salaries and incentive compensation for our employees and consultants.

The Compensation Committee also administers our 1997 Stock Plan. During the fiscal year ended June 30, 2002, the Compensation Committee held no meetings.

        During fiscal 2002, none of our executive officers and no member of our Compensation Committee served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

        For additional information concerning the Compensation Committee, see "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION."

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Our Board of Directors has selected Deloitte & Touche LLP as independent auditors to audit our financial statements for the fiscal year ending June 30, 2003. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Vote Required and Board of Directors' Recommendation

        The affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have an effect on the outcome of the vote.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS BEBE'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2003.

PRINCIPAL ACCOUNTING FIRM FEES

        The following table sets forth the aggregate fees billed to us for the fiscal year ended June 30, 2002 by our principal accounting firm, Deloitte & Touche LLP:

Audit Fees	$168,900
Financial Information Systems Design and Implementation Fees	$0
All Other Fees	$206,600

        Fees billed to us by Deloitte & Touche LLP during the year ended June 30, 2002 for "All Other Fees" related primarily to tax planning and compliance. Our Audit Committee has considered the role of Deloitte & Touche LLP in providing non-audit services to us and has concluded that such services are compatible with maintaining Deloitte & Touche LLP's independence as our auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of September 1, 2002, with respect to the beneficial ownership of our Common Stock by (i) all persons known by us to be the beneficial owners of more than 5% of our outstanding Common Stock, (ii) each of our directors and director-nominees, (iii) each of our executive officers named in the Summary Compensation Table below and (iv) all of our executive officers and directors as a group:

	Shares Owned (1)
Name and Address of Beneficial Owners (2)	Number of Shares	Percentage of Class
Manny Mashouf (3)	20,771,198	81.1
Barbara Bass (4)	167,250	*
Corrado Federico (5)	172,250	*
Neda Mashouf (6)	20,771,198	81.1
Philip Schlein (7)	10,000	*
Robert M. Jaffe (8)	0	*
Daniel L. Wardlow (8)	400	*
Kathy Lee (9)	28,092	*
Tim Millen (10)	22,723	*
Ferrell Ostrow (11)	114,134	*
Michelle Perna (12)	54,488	*
All directors, director nominees and executive officers as a group (13 persons) (13)	21,640,589	81.7

*
Less than 1%
(1)
Number of shares beneficially owned and the percentage of shares beneficially owned are based on 25,621,981 shares outstanding as of September 1, 2002. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). Options granted under bebe's 1997 Stock Plan, as amended, are immediately exercisable subject to vesting and bebe's right of repurchase under certain circumstances. Shares of Common Stock subject to options are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage of ownership of such person, but are not deemed to be outstanding or to be beneficially owned for the purpose of computing the percentage of ownership of any other person. Except as indicated in the footnotes to the table and subject to applicable community property laws, based on information provided by the persons named in the table, we believe that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2)
The address of each beneficial owner is c/o bebe stores, inc., 400 Valley Drive, Brisbane, California 94005.
(3)
Includes 106,000 shares held in trusts for the benefit of Mr. Mashouf's children, as to which he disclaims beneficial ownership. Mr. Mashouf is our Chairman and Chief Executive Officer.
(4)
Includes 159,250 vested options, all of which can be exercised within 60 days of September 1, 2002 and are not subject to our repurchase; the balance of 8,000 represents unvested, immediately exercisable options that remain subject to our right of repurchase under certain conditions.
(5)
Includes 151,250 vested options, all of which can be exercised within 60 days of September 1, 2002 and are not subject to our repurchase; the balance of 21,000 represents unvested, immediately exercisable options that remain subject to our right of repurchase under certain conditions.
(6)
Includes 286,947 shares held in the name of Mr. Mashouf, Ms. Mashouf's husband. Ms. Mashouf disclaims beneficial ownership of these shares and 106,000 shares held by trusts for the Mashouf children. The balance is owned jointly by
Mr. & Mrs. Mashouf.
(7)
Includes 2,000 vested options, all of which can be exercised within 60 days of September 1, 2002 and are not subject to our repurchase; the balance of 8,000 represents unvested, immediately exercisable options that remain subject to our right of repurchase under certain conditions.
(8)
Director-Nominee. Mr. Wardlow purchased the 400 shares directly.
(9)
Includes 7,619 vested options, all of which can be exercised within 60 days of September 1, 2002 and are not subject to our repurchase; the balance of 20,473 represents unvested, immediately exercisable options that remain subject to our right of repurchase under certain conditions.
(10)
Includes 4,444 vested options all of which can be exercised within 60 days of September 1, 2002 and are not subject to our repurchase; the balance of 18,279 represents unvested, immediately exercisable options that remain subject to our right of repurchase under certain conditions.

(11)
Includes 54,672 vested options all of which can be exercised within 60 days of September 1, 2002 and are not subject to our repurchase; the balance of 59,462 represents unvested, immediately exercisable options that remain subject to our right of repurchase under certain conditions.
(12)
Includes 80 shares purchased through our Employee Stock Purchase Plan, as well as 250 shares purchased directly by her in her name for an Individual Retirement Account and 250 shares purchased directly by her in her husband's name for an Individual Retirement Account. Also includes 11,169 vested options all of which can be exercised within 60 days of September 1, 2002 and are not subject to our repurchase; the balance of 42,739 represents unvested, immediately exercisable options that remain subject to our right of repurchase under certain conditions.
(13)
Includes an aggregate of 868,357 options held by the directors and officers. Of the 868,357 options, 390,404 are vested. The balance of 477,953 will not be vested within 60 days of September 1, 2002, and are therefore subject to our right of repurchase under certain circumstances.

EXECUTIVE COMPENSATION AND OTHER MATTERS

        The following table sets forth information for the fiscal years ended June 30, 2002, 2001 and 2000 concerning the compensation of our Chief Executive Officer and our four other most highly compensated executive officers, whose total salary and bonus for the year ended June 30, 2002 exceeded $100,000 for services in all capacities to bebe and our subsidiaries (the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

Long Term Compensation
Awards
Annual Compensation
Name and Principal Position					Securities Underlying Options	All Other Compensation
	Year	Salary		Bonus(1)
Manny Mashouf Chief Executive Officer	2002 2001 2000	$500,000 507,000 513,000		$0 0 150,000	— — —	$27,213 30,720 58,861	(2) (3) (4)
Kathy Lee General Merchandising Manager	2002 2001 2000	177,000 159,000 144,000		31,000 29,000 29,000	5,000 25,000 7,500	— 2,100 2,093	(5) (5)
Tim Millen Vice President of Information Services and Technology	2002 2001 2000	179,000 169,000 147,000		33,000 15,000 51,000	10,000 20,000 —	— — —
Ferrell Ostrow Vice President of Loss Prevention	2002 2001 2000	158,000 142,000 127,000		32,000 15,000 12,000	25,000 20,000 25,000	— 2,100 1,577	(5) (5)
Michelle Perna Vice President of Human Resources	2002 2001 2000	164,000 98,000 —	(6)	22,000 — —	10,000 50,000 —	— — —

(1)
Bonuses are based on the Company's Bonus Plan (the "Bonus Plan"). Bonuses paid during the Fiscal Year relate to the individual's performance in the previous Fiscal Year. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION."
(2)
Represents life insurance premiums; the 401(k) matching contribution will not be made until December 2002.
(3)
Represents a $2,100 matching contribution to 401(k) contributions and $28,620 in life insurance premiums.
(4)
Includes a $2,100 matching contribution to 401(k) contributions and $56,761 in life insurance premiums.
(5)
Represents a matching contribution to 401(k) contributions. The fiscal year 2002 matching 401(k) contributions will not be made until December 2002.
(6)
Ms. Perna joined us in November 2000.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table provides the specified information concerning grants of options to purchase our Common Stock made during the fiscal year ended June 30, 2002, to the Named Executive Officers. These options are immediately exercisable but, except as otherwise noted, vest over a four-year period from the date of grant and are subject to our right to repurchase under certain circumstances.

	Individual Grants in Fiscal 2002				Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year(2)
Name			Exercise or Base Price ($/sh)(3)		Expiration Date	5%($)	10%($)
Manny Mashouf	0	—		—	—	—	—
Kathy Lee	5,000	0.63		$30.64	7/27/2011	$96,347	$244,161
Tim Millen	10,000	1.27		$30.64	7/27/2011	$192,693	$488,323
Ferrell Ostrow	25,000	3.17	$ $	30.64 19.94	7/27/2011 2/07/2012	$380,796	$965,011
Michelle Perna	10,000	1.27		$30.64	7/27/2011	$192,693	$488,323

(1)
These options were granted under the 1997 Stock Plan. The options granted are immediately exercisable, but are subject to repurchase in the event that the optionee's employment with bebe ceases for any reason. For each employee's first option grant, our right of repurchase generally lapses over a four-year period, as to 1/5th of the shares one year from the grant date, 1/60th of the shares in each of the successive 12 months and 1/40th of the shares in each of the successive 24 months with full lapse of the repurchase option occurring on the fourth anniversary date. For each employee's subsequent option grant(s), our right of repurchase generally lapses over a four-year period, with 1/60th of the shares vesting monthly during the first two years from the date of grant and 1/40th of the shares vesting monthly during the third and forth years from the date of grant. The options have a 10-year term, subject to earlier termination in certain situations related to termination of employment.

(2)
Based on a total of 789,550 options granted to all employees, consultants and directors during fiscal 2002.

(3)
All options were granted at an exercise price equal to the fair market value of our Common Stock on the date of grant, as determined by reference to the closing sales price as reported on the Nasdaq National Market on the date of grant.

(4)
Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the SEC rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

AGGREGATED OPTION EXERCISES IN FISCAL 2002
AND FISCAL YEAR-END OPTION VALUES

        The following table provides the specified information concerning options to purchase Common Stock that were exercised in the fiscal year ended June 30, 2002 by the Named Executive Officers. The following table also provides the specified information concerning unexercised options held as of June 30, 2002, by the Named Executive Officers:

			Number of Securities Underlying Unexercised Options at June 30, 2002		Value of Unexercised In-the-Money Options at June 30, 2002(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable(2)	Unexercisable	Exercisable(2)	Unexercisable
Manny Mashouf	—	—	—	—	—	—
Kathy Lee	7,208	$88,573	28,092	—	$182,964	—
Tim Millen	25,468	$372,335	22,723	—	$131,301	—
Ferrell Ostrow	6,285	$79,562	104,134	—	$248,290	—
Michelle Perna	11,092	$78,510	48,908	—	$205,823	—

(1)
Calculated by determining the difference between the fair market value of the securities underlying the option on June 28, 2002 of $20.29, the closing price on the last trading day of the fiscal year as reported by the Nasdaq National Market, and the exercise price of the Named Executive Officer's option grant which is below the fair market value. The options in grants that are above the fair market value are not included in the calculation.

(2)
Under the 1997 Stock Plan, options granted are immediately exercisable subject to vesting and our right of repurchase under certain circumstances. For each employee's first option grant, our right of repurchase generally lapses over a four-year period, as to 1/5th of the shares one year from the grant date, 1/60th of the shares in each of the successive 12 months and 1/40th of the shares in each of the successive 24 months with full lapse of the repurchase option occurring on the fourth anniversary date. For each employee's subsequent option grant(s), our right of repurchase generally lapses over a four-year period, with 1/60th of the shares vesting monthly during the first two years from the date of grant and 1/40th of the shares vesting monthly during the third and forth years from the date of grant. See also "CHANGE IN CONTROL ARRANGEMENTS."

        "Shares Acquired on Exercise" includes all shares underlying the option, or portion of the option, exercised, without deducting shares withheld to satisfy tax obligations sold to pay the exercise price, or otherwise disposed of. "Value Realized" is calculated by multiplying the difference between the market value (closing market price) at the exercise date and the exercise price by the number of shares acquired upon exercise. "Value of Unexercised In-the-Money Options" is calculated by multiplying the difference between the market value (closing market price) and the exercise price of each grant that is at or below the Fair Market Value by the number of options held at fiscal year end.

Employment Contracts and Change in Control Arrangements

        In the event of a Change of Control (as defined in the 1997 Stock Plan), all options granted under the 1997 Stock Plan become exercisable in full if (i) bebe is subject to a Change in Control, (ii) such options do not remain outstanding, (iii) such options are not assumed by the surviving corporation or its parent and (iv) the surviving corporation or its parent does not substitute options with substantially the same terms for such options.

        We do not have employment agreements with any of our Named Executive Officers.

Non-Employee Director Compensation

        Our non-employee directors are paid a fee of $1,000 for each meeting of the Board of Directors that they attend. We also reimburse all directors for their expenses incurred in attending such meetings. Each newly elected director will receive a one-time grant of options to purchase 50,000 shares of our Common Stock. Each existing non-employee director will receive an annual grant of options to purchase 10,000 shares of our Common Stock. In addition, certain directors have been granted options to purchase Common Stock in the past, and further options may be granted to our directors in the future. Specifically, each of Ms. Bass, Mr. Federico and Mr. Schlein have received options to purchase 212,250 shares of our Common Stock, at an exercise price of $1.77 per share, and options to purchase 10,000 shares of our Common Stock at an exercise price of $13.75 per share. Mr. Federico was given an additional one-time grant of options to purchase 15,000 shares of our Common Stock at an exercise price of $22.04.

EQUITY COMPENSATION PLAN INFORMATION

        We currently maintain two compensation plans that provide for the issuance of our Common Stock to officers and other employees, directors and consultants. These consist of our 1997 Stock Plan and our 1998 Employee Stock Purchase Plan, which have been approved by shareholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of June 30, 2002:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by shareholders	1,607,381	$17.03	1,750,560	(1)
Equity compensation plans not approved by shareholders (2)	—	—	—
Total	1,607,381	$17.03	1,750,560

(1)
Includes 631,393 shares that are reserved for issuance under our Employee Stock Purchase Plan.

(2)
Our 1997 Stock Plan and the 1998 Employee Stock Purchase Plan have been approved by our shareholders.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% shareholders were complied with and filed in a timely matter.

COMPARISON OF SHAREHOLDER RETURN

        The following graph compares the percentage change in bebe's cumulative total shareholder return on Common Stock with (i) Standard & Poor's 500 Stock Index ("S&P 500") and (ii) the Standard & Poor's Apparel & Accessories Index ("S&P Apparel Index") (1) from June 17, 1998 to June 30, 2002. The graph assumes an initial investment of $100 and reinvestment of dividends.(2) The graph is not necessarily indicative of future price performance.

	6/17/1998	6/30/1998	6/30/1999	6/30/2000	6/30/2001	6/30/2002
bebe stores, inc.	$100	$99.52	$257.81	$63.50	$221.11	$153.85
S&P500	$100	$105.00	$127.74	$137.00	$116.69	$95.70
S&P Apparel Index	$100	$98.46	$69.74	$50.32	$72.89	$85.33

(1)
Formerly known as the Standards & Poor's Textile/Apparel Index.
(2)
No dividends have been declared on bebe's Common Stock.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors for fiscal 2002 consisted of the three non-employee directors of the Company, Ms. Bass, Mr. Federico and Mr. Schlein.

        The Compensation Committee is responsible for setting and administering the policies governing compensation of the executive officers of the Company, including cash compensation and stock ownership programs. The goals of the Company's compensation policy are to attract and retain executive officers who contribute to the overall success of the Company, by offering compensation which is competitive in the retail apparel industry for companies of our size, to motivate executives to achieve the Company's business objectives and to reward them for their achievements. The Company generally uses salary, incentive compensation and stock options to meet these goals.

        As of June 30, 2002, Manny Mashouf, John Kyees, Kathy Lee, Neda Mashouf, Patrick McGahan, Tim Millen, Ferrell Ostrow and Michelle Perna were the executive officers of the Company.

Salary

        Salaries are set by the Compensation Committee for each executive officer, including the Chief Executive Officer, within the range of salary for similar positions in other companies of similar size in the retail apparel industry, based on a number of available published surveys, which do not specifically identify companies, as adjusted for the Company's projected revenue levels and regional salary differences. Salaries generally are targeted at the median of salaries among comparable companies, although the salaries also are adjusted based on each officer's experience, tenure and prior performance. In preparing the performance graph set forth in the section entitled "COMPARISON OF SHAREHOLDER RETURN," the Company has selected Standard and Poor's Apparel & Accessories Index as its published industry index; however, the companies included in the Company's salary survey are not necessarily those included in this index, because companies in the index may not compete with the Company for executive talent, and companies which do compete for executive talent may not be publicly traded.

        The Chief Executive Officer annually evaluates the performance of the other executive officers, and recommends salary adjustments to the Compensation Committee. The Compensation Committee evaluates the individual performance of the executive officer and the financial performance of the Company for that fiscal year. Additionally, the Compensation Committee places weight on the competitive employment situation in the Company's industry and geographic area in considering salary adjustments.

Incentive Compensation

        The Company maintains a Bonus Plan to reward certain employees of the Company for their participation in the Company's success and to provide incentive for such employees to continue to maximize the Company's profitability. Pursuant to the Bonus Plan, each employee receives an annual discretionary bonus equal to a certain percentage of his or her base salary if the Company meets certain levels of profitability targets for the fiscal year and if the individual meets or exceeds certain targeted goals that had been established during the fiscal year.

        In fiscal 2001, the Company met the lowest level of the specified profitability targets as provided in the Profit Sharing Plan. Those bonuses were paid in fiscal 2002.

Stock Options

        The Company believes that employee equity ownership provides executive officers with significant additional motivation to maximize value for the Company's shareholders. Because the stock options are granted at the prevailing market price, the stock options will only have value if the Company's stock price increases over the exercise price. Therefore, the Committee believes that stock options will serve to align the interests of executive officers closely with other shareholders because of the direct benefit executive officers receive through improved stock performance.

        The Compensation Committee recommends to the Board of Directors stock option grants to the executive officers based on the achievement of individualized objectives and the financial performance of the Company. The size of grants is based upon relative seniority and responsibilities and the historical and expected contributions to the Company. Such grants are immediately exercisable, subject to the Company's right of repurchase that lapses over a four-year period.

Chief Executive Officer Compensation

        Salary.    The Compensation Committee generally evaluates the performance and sets the salary of the Company's Chief Executive Officer on an annual basis. In assessing the annual salary of the Chief Executive Officer, the Compensation Committee evaluates his performance and the financial performance of the Company for that fiscal year. Additionally, the Compensation Committee reviews the competitive employment situation in the Company's industry and geographic area in considering salary adjustments. Pursuant to this evaluation process, the Compensation Committee increased Mr. Mashouf's annual salary from $360,000 to $500,000 in January 1997. The Compensation Committee believes that such increase in salary was advisable to reward the Chief Executive Officer for the Company's performance in calendar 1996. Since 1997, the Chief Executive Officer's base salary has not substantially changed, therefore no additional reviews have taken place.

        Incentive Compensation.    Because the Company did not meet the mid-level profitability targets specified in the Profit Sharing Plan, Mr. Mashouf did not receive incentive compensation at the end of fiscal 2002.

        Stock Options.    Because Mr. Mashouf beneficially owns a substantial amount of the Company's outstanding shares of Common Stock, the Compensation Committee did not grant Mr. Mashouf any options to purchase additional shares of Common Stock.

Section 162(m) of the Internal Revenue Code

        The Company has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers holding office at the end of any fiscal year to the extent such compensation exceeds $1,000,000 for any such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 1997 Stock Plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are non-employee directors. The Company expects that the Compensation Committee will be comprised on non-employee directors, and that to the extent such committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year.

Respectfully submitted by the Compensation Committee

Barbara Bass
Corrado Federico
Philip Schlein

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Deloitte & Touche LLP is responsible for expressing an opinion as to the conformity of our audited financial statements with accounting principles generally accepted in the United States of America.

        The Audit Committee consists of three (3) directors each of whom, in the judgment of the Board, is an "independent director" as defined in the listing standards for The Nasdaq National Stock Market. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.

        The Committee has discussed and reviewed with the auditors all matters required to be discussed as required by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has met with Deloitte & Touche LLP, with and without management present, to discuss the overall scope of Deloitte and Touche's audit, the results of its examinations, its evaluations of the Company's internal controls and the overall quality of its financial reporting.

        The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence. The Audit Committee also considered whether the provision of services covered in "All Other Fees" below is compatible with maintaining the independence of Deloitte & Touche LLP.

        Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002.

Respectfully submitted by the Audit Committee

Barbara Bass
Federico Corrado
Philip Schlein

SHAREHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

        Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders of the Company must be received by us at our principal offices located at 400 Valley Drive, Brisbane, California 94005 not later than June 26, 2003 and satisfy the conditions established by the SEC for shareholder proposals to be included in our proxy statement for that meeting.

TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors,
Manny Mashouf Chairman of the Board of Directors and Chief Executive Officer

Brisbane, California
October 25, 2002

Proxy for 2002 Annual Meeting of Shareholders
Solicited by the Board of Directors

        The undersigned hereby constitutes and appoints Manny Mashouf and John Kyees, and each of them, as his or her true and lawful agents and proxies with full power of substitution to represent the undersigned and to vote all of the shares of stock in bebe stores, inc. which the undersigned is entitled to vote at the 2002 Annual Meeting of Shareholders to be held at 400 Valley Drive, Brisbane, California on November 19, 2002 at 9:30 a.m. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in bebe's proxy statement, receipt of which is acknowledged and (2) in their discretion upon such other matters as may properly come before the meeting.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

        A vote FOR the following proposals is recommended by Management and the Board of Directors:

1.	Election of Directors listed below. Nominees: Manny Mashouf, Neda Mashouf, Barbara Bass, Corrado Federico, Robert Jaffe and Daniel L. Wardlow
	☐ FOR	☐ WITHHELD
INSTRUCTION: To withhold authority to vote for any nominee, mark the above box and list the name(s) of the nominee(s) in the space provided.
2.	To ratify the appointment of Deloitte & Touche LLP as bebe's independent auditors for the fiscal year ending June 30, 2003.
	☐ FOR	☐ WITHHELD	☐ ABSTAIN
3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

        This proxy when properly executed will be voted in the manner directed herein. If no direction is made, such shares shall be voted FOR the Company's nominees for election to the Board of Directors and for ratification of Deloitte & Touche LLP, or said proxies deem advisable on such other matters as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BEBE STORES, INC.

Dated , 2002 (Be sure to date Proxy)
Signatures(s)
Print Name(s)

        Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

        Even if you are planning to attend the meeting in person, you are urged to sign and mail the proxy in the return envelope so that your stock may be represented at the meeting.

QuickLinks

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 19, 2002
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PRINCIPAL ACCOUNTING FIRM FEES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER MATTERS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN FISCAL 2002 AND FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPARISON OF SHAREHOLDER RETURN
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS